Exhibit 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-48147) and Form S-8 (No. 333-35041) of The Fortress Group, Inc. of our report dated February 21, 2000 relating to the financial statements, which appears in this Form 10-K.



PRICEWATERHOUSECOOPERS LLP

Washington, DC
March 29, 2000